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                                                                     Exhibit 8.1

                [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                 February 2, 1998



CC Credit Card Corporation
100 Commerce Drive
Newark, Delaware  19713

         RE:  TRAVELERS BANK CREDIT CARD MASTER TRUST I
              CC CREDIT CARD CORPORATION (TRANSFEROR)
              REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel for CC Credit Card Corporation, a Delaware corporation (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-40381 (the "Registration Statement") filed on November 17, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such Series representing an undivided interest in Travelers Bank Credit Card Master Trust I (the "Trust"). Each such Series of Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), between the Transferor, The Travelers Bank, as servicer, and The Bank of New York, as trustee.

    We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences," and the statements set forth in the form of prospectus supplement, relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms -- Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm the opinions set forth therein.

    We note that the Prospectus and form of Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.

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CC Credit Card Corporation
February 2, 1998
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                             Very truly yours,


                             /s/ Orrick, Herrington & Sutcliffe LLP
                             ----------------------------------------
                             ORRICK, HERRINGTON & SUTCLIFFE LLP